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                                                                     EXHIBIT 23
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Consent of Independent Accountants

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812, 33-15523, 33-
15787, 33-28428, 33-33750, 33-54069, 333-43563, 333-47019, 333-71553, 333-
88257 and 333-80403) on Form S-3 (Nos. 33-5044, 33-23450, 33-27505, 33-31388,
33-49820 and 333-1902 and 333-94889) and on Form S-4 (Nos. 33-808, 33-15357,
33-53937, 333-21327, 333-47927 and 333-71553) of Baxter International Inc. of
our report dated February 16, 2000 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 16, 2000 relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Chicago, Illinois
March 20, 2000

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